EXHIBIT 21

SUBSIDIARIES OF GREENE COUNTY BANCORP, INC.

Company                                                                                                 Percent Owned

The Bank of Greene County                                                                100.0% owned by Greene County Bancorp, Inc.

Greene County Commercial Bank                                                       100.0% owned by The Bank of Greene County

Greene Property Holdings, Ltd                                                           100.0% owned by The Bank of Greene County